Filed pursuant to Rule 424(b)(5)

Registration No. 333-281443

PROSPECTUS SUPPLEMENT

(To prospectus dated August 16, 2024)

1,208,333 Ordinary Shares

Pre-Funded Warrants to Purchase up to 4,125,000 Ordinary Shares

ParaZero Technologies Ltd.

We are offering pursuant to this prospectus supplement and the accompanying prospectus (i) 1,208,333 ordinary shares, par value NIS 0.02 per share, or the Ordinary Shares, at an offering price of $0.75 per Ordinary Share and (ii) pre-funded warrants to purchase up to 4,125,000 Ordinary Shares at an offering price of $0.74999. Each registered pre-funded warrant will be exercisable for one Ordinary Share at an exercise price of $0.00001 per Ordinary Share, will be immediately exercisable, and will not expire until fully exercised. We are also offering pursuant to this prospectus supplement and the accompanying prospectus the Ordinary Shares issuable upon the exercise of the pre-funded warrants.

Our Ordinary Shares are currently traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “PRZO.” On March 20, 2026, the last reported sale price of our Ordinary Shares on the Nasdaq was $1.07.

The highest aggregate market value of the outstanding Ordinary Shares held by non-affiliates within the 60 days prior to this prospectus supplement based on the closing price of the Ordinary Shares on the Nasdaq on March 3, 2026, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $31.1 million. During the twelve calendar months immediately prior to and including the date of this prospectus supplement, we have sold approximately $5,700,000 of our securities pursuant to General Instruction I.B.5. of Form F-3.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer”, as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, and are eligible for reduced public company reporting requirements.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in the Ordinary Shares.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained Aegis Capital Corp., or Aegis to act as our placement agent in connection with the offering. The placement agent has agreed to use its “reasonable best efforts” to sell the securities offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the placement agent fees, in respect of Ordinary Shares placed by the placement agent, set forth in the table below, which assumes that we sell all of the securities we are offering.

	Per Ordinary Share	Per Pre-Funded Warrant	Total
Offering price	$0.75	$0.74999	$3,999,999.75
Placement agent’s fees (1)	$0.0525	$0.0525	$279,999.98
Proceeds, before expenses, to us	$0.6975	$0.69749	$3,719,999.77

(1)	We will pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds in this offering. We have also agreed to reimburse the Placement Agent for reasonable legal fees and disbursements incurred by the placement agent not to exceed an aggregate of $50,000. Please refer to the section entitled “Plan of Distribution” on page S-14 of this prospectus supplement for additional information with respect to the compensation payable to the placement agent.

Delivery of the securities is expected to be made on or about March 24, 2026 subject to customary closing conditions.

Aegis Capital Corp.

The date of this prospectus supplement is March 23, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form F-3 (File No. 333-281443) utilizing a shelf registration process relating to the securities described in this prospectus supplement was declared effective on August 16, 2024. Under that shelf registration statement, of which this prospectus supplement is a part, we may, from time to time, sell up to an aggregate of $50 million of Ordinary Shares, warrants and units. As of March 20, 2026, we have sold approximately $8.8 million of our securities under that shelf registration statement. We sometimes refer to the Ordinary Shares as the “securities” throughout this prospectus.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Ordinary Shares, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find Additional Information.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: ParaZero Technologies Ltd., 1 HaTachana St., Kfar Saba, Israel 4453001, Attention: Regev Livne, Chief Financial Officer, telephone number: +972-50-275-3666.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

In this prospectus supplement, “we,” “us,” “our,” the “Company” and “ParaZero” refer to ParaZero Technologies Ltd., an Israeli corporation. The terms “shekel,” “Israeli shekel” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar” or “$” refer to United States dollars, the lawful currency of the United States of America. All references to “shares” in this prospectus refer to Ordinary Shares of ParaZero Technologies Ltd., par value NIS 0.02 per share.

We prepare our financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

TRADEMARKS

“ParaZero,” “SafeAir,” “SmartAir,” “SmartAir Pro” and “TerminateAir” are trademarks of ours that we use in this prospectus supplement. This prospectus supplement also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to our trademark and tradenames.

MARKET, INDUSTRY AND OTHER DATA

This prospectus supplement contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry and general publications, government data and similar sources.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

Company Overview

ParaZero Technologies Ltd. is an Israel-based aerospace and defense technology company focused on safety, protection, and mitigation solutions for unmanned aerial systems, or UAS. We were founded in 2014 with the objective of enabling the safe and scalable integration of drones into regulated airspace and sensitive operational environments.

Our technological foundation is rooted in aerospace-grade engineering, autonomous safety mechanisms, and real-time flight monitoring systems. Since our inception, we have focused on addressing one of the key barriers to drone adoption: the risk posed to people, property, and critical infrastructure in the event of system failure or loss of control.

Over time, we have developed a portfolio of proprietary technologies designed to autonomously respond to emergency scenarios. This legacy of safety-centric design, operational data, and field deployment experience has positioned us to expand beyond commercial applications into defense and security-oriented markets, applying the same patent technology to create counter-UAS, or C-UAS solutions, also known as anti-drone solutions.

The rapid adoption of UAS technologies in recent years has also introduced significant security challenges. UAS technology is now easily accessible not only to militaries around the world but also to non-state entities, criminal organizations, and individuals with malicious intent.

After years of saving numerous unmanned and manned aerial systems, we applied our innovative, patent-protected technology in order to lead the battle against hostile drones. We believe that our technology solutions leverage a distinct technology portfolio protected by global patents that were developed over the course of more than a decade. We believe that this technology portfolio enables us to effectively counteract various threats posed by drones by rapidly developing bespoke C-UAS solutions for key clientele. Recent international conflicts have highlighted the extensive use of drones in various attacks and the critical necessity to counteract these strikes promptly with minimal damage as well as deliver critical supplies in high-risk operational zones. We have commenced development of dedicated solutions based on our technology.

Recent Developments

August 2025 Registered Direct Offering

On August 4, 2025, we closed a registered direct offering, or the August 2025 RDO, with investors for the purchase and sale of (i) 1,700,001 of our ordinary shares and (ii) pre-funded warrants to purchase up to 300,000 ordinary shares at a purchase price of $1.10 per ordinary share and $1.09999 per pre-funded warrant. The pre-funded warrants were immediately exercisable at an exercise price of $0.00001 per ordinary share, subject to adjustment as set forth therein, and will not expire until exercised in full. The aggregate gross proceeds from the August 2025 RDO were approximately $2.2 million.

As of the date hereof, 200,000 pre-funded warrants issued in the August 2025 RDO have been exercised in fully into 200,000 ordinary shares. In connection with the August 2025 RDO, we paid an aggregate of $100,000 in financial advisory fees.

First January 2026 Registered Direct Offering

On January 5, 2026, we closed a registered direct offering, or the First January 2026 RDO, with investors for the purchase and sale of (i) 850,000 of our ordinary shares and (ii) pre-funded warrants to purchase up to 650,000 ordinary shares at a purchase price of $1.00 per ordinary share and $0.99999 per pre-funded warrant. The pre-funded warrants were immediately exercisable at an exercise price of $0.00001 per ordinary share, subject to adjustment as set forth therein, and will not expire until exercised in full. The aggregate gross proceeds from the First January 2026 RDO were approximately $1.5 million.

As of the date hereof, 650,000 pre-funded warrants issued in the First January 2026 RDO have been exercised in fully into 650,000 ordinary shares. In connection with the First January 2026 RDO, we paid an aggregate of $100,000 in financial advisory fees.

 Second January 2026 Registered Direct Offering

 On January 12, 2026, we closed a registered direct offering, or the Second January 2026 RDO, with investors for the purchase and sale of (i) 1,000,000 of our ordinary shares and (ii) pre-funded warrants to purchase up to 1,000,000 ordinary shares at a purchase price of $1.00 per ordinary share and $0.99999 per pre-funded warrant. The pre-funded warrants were immediately exercisable at an exercise price of $0.00001 per ordinary share, subject to adjustment as set forth therein, and will not expire until exercised in full. The aggregate gross proceeds from the Second January 2026 RDO were approximately $2.0 million.

As of the date hereof, 1,000,000 pre-funded warrants issued in the Second January 2026 RDO have been exercised in fully into 1,000,000 ordinary shares. In connection with the Second January 2026 RDO, we paid an aggregate of $150,000 in financial advisory fees.

Corporate Information

We are an Israeli corporation based in Israel and were incorporated on June 30, 2013, under the name ParaZero Ltd. On September 6, 2018, our name was changed to ParaZero Israel Ltd., and on November 4, 2018, our name was changed to our current name, ParaZero Technologies Ltd. Our principal executive offices are located at 1 HaTachana St., Kfar Saba, Israel 4453001. Our telephone number in Israel is +972-50-275-3666. Our website address is www.parazero.com. The information contained on our website and available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure in our initial registration statement;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	will not be required to conduct an evaluation of our internal control over financial reporting;

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure; and

●	are exempt from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: (1) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (2) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (3) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. We may choose to take advantage of some but not all of these reduced burdens, and therefore the information that we provide holders of our Ordinary Shares may be different than the information you might receive from other public companies in which you hold equity. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult. In addition, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests.

Foreign Private Issuer

We report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

In addition, we were not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction. However, on December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating directors and officers of foreign private issuers to file Section 16(a) reports (Forms 3, 4, and 5) with the SEC to report beneficial ownership interests in companies, effective on March 18, 2026. Our principal shareholders who are not our officers or directors, however, will remain exempt from Section 16(a) reporting requirements.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

We are taking advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

THE OFFERING

Ordinary Shares offered by us	1,208,333 Ordinary Shares.

Ordinary Shares outstanding prior to the offering	23,426,906 Ordinary Shares.

Pre-funded warrants we are offering	We are also offering pre-funded warrants to purchase 4,125,000 Ordinary Shares to certain purchasers whose purchase of Ordinary Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding Ordinary Shares immediately following the closing of this offering, the opportunity to purchase pre-funded warrants, in lieu of Ordinary Shares that would otherwise result in any such purchaser’s beneficial ownership, together with its affiliates and certain related parties, exceeding 4.99% of our outstanding Ordinary Shares immediately following the consummation of this offering. The purchase price of each pre-funded warrant is equal to the purchase price of the Ordinary Shares in this offering minus $0.00001, the exercise price of each pre-funded warrant. Each pre-funded warrant is immediately exercisable and may be exercised at any time until it has been exercised in full.

Ordinary Shares to be outstanding after this offering	28,760,239 Ordinary Shares (assuming exercise in full of the pre-funded warrants).

Offering price	The offering price is $0.75 per Ordinary Share.

Offering price per pre-funded warrant	$0.74999 per pre-funded warrant.

Use of proceeds	We intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes and for working capital purposes. See “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk factors	Investing in the Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the Ordinary Shares.

Nasdaq Capital Market symbol	“PRZO”

Unless otherwise stated, all information in this prospectus is based on 23,426,906 Ordinary Shares outstanding as of March 20, 2026, and does not include the following as of that date:

●	up to 1,837,461 Ordinary Shares issuable upon the exercise of the Series A Warrants issued in our private placement in October 2023, or the October 2023 PIPE;

●	warrants outstanding as of such date to purchase an aggregate of 353,367 Ordinary Shares at a weighted average exercise price of $3.16;

●	617,430 Ordinary Shares issuable upon the exercise of options under our incentive option plan, at a weighted average exercised price of $1.34, none of which were vested as of such date; and

●	1,474,381 restricted shares units outstanding that have not yet vested under our incentive option plan; and

●	2,446,071 Ordinary Shares reserved for future issuance under our incentive option plan.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to this Offering

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering for working capital and general corporate purposes. See “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income. The decisions made by our management may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

We will need additional capital in the future. Raising additional capital by issuing securities may cause dilution to existing shareholders.

We have incurred losses in each year since our inception. If we continue to use cash at our historical rates of use we will need significant additional financing, which we may seek through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest will be diluted, and the terms of any such offerings may include liquidation or other preferences that may adversely affect the then existing shareholders rights. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt or making capital expenditures. If we raise additional funds through collaboration, strategic alliance or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates, or grant licenses on terms that are not favorable to us.

Ordinary Shares representing a substantial percentage of our outstanding shares may be sold in this offering, which could cause the price of our Ordinary Shares to decline.

We are selling in this offering 5,333,333 Ordinary Shares and/or pre-funded warrants, or approximately 22.8%, of our outstanding Ordinary Shares, prior to this offering, as of March 20, 2026. This sale and any future sales of a substantial number of Ordinary Shares in the public market, or the perception that such sales may occur, could materially adversely affect the price of our Ordinary Shares. We cannot predict the effect, if any, that market sales of those Ordinary Shares or the availability of those Ordinary Shares for sale will have on the market price of our Ordinary Shares.

We do not know whether a market for the Ordinary Shares will be sustained or what the trading price of the Ordinary Shares will be and as a result it may be difficult for you to sell your Ordinary Shares.

Although our Ordinary Shares trade on the Nasdaq, an active trading market for the Ordinary Shares may not be sustained. It may be difficult for you to sell your Ordinary Shares without depressing the market price for the Ordinary Shares. As a result of these and other factors, you may not be able to sell your Ordinary Shares. Further, an inactive market may also impair our ability to raise capital by selling Ordinary Shares and may impair our ability to enter into strategic partnerships or acquire companies or products by using our Ordinary Shares as consideration.

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

Holders of our pre-funded warrants will have no rights as holders of Ordinary Shares until such warrants are exercised.

Until you acquire Ordinary Shares upon exercise of your pre-funded warrants, you will have no rights with respect to Ordinary Shares issuable upon exercise of your pre-funded warrants. Upon exercise of your pre-funded warrants, you will be entitled to exercise the rights of a holder of Ordinary Shares only as to matters for which the record date occurs after the exercise date.

The pre-funded warrants are speculative in nature.

The pre-funded warrants offered hereby do not confer any rights of ownership of our Ordinary Shares on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Ordinary Shares at a fixed price. Specifically, commencing on the date of issuance, holders of the pre-funded warrants may acquire Ordinary Shares issuable upon exercise of such warrants at an exercise price of $0.00001 per Ordinary Share. Moreover, following this offering, the market value of the pre-funded warrants is uncertain, and there can be no assurance that the market value of the pre-funded warrants will equal or exceed their public offering price.

Our headquarters, research and development and other significant operations are located in Israel, and, therefore, our results may be adversely affected by political, economic and military instability in Israel including the recent war with Hamas in Gaza and with Hezbollah in Lebanon.

Our executive offices and research and development facilities are located in Israel. In addition, all of our key employees, officers and directors are residents of Israel. Accordingly, political, geopolitical, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries, including Iran, Hamas (an Islamist terrorist militia and political group that controls the Gaza strip), Hezbollah (an Islamist terrorist militia and political group based in Lebanon) and other terrorist organizations active in the region. These conflicts have involved missile strikes, hostile infiltrations and terrorism against civilian targets in various parts of Israel, which have negatively affected business conditions in Israel. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could negatively affect business conditions in Israel in general and our business in particular, and adversely affect our product development, operations and results of operations. Ongoing and revived hostilities or other Israeli political or economic factors, such as, an interruption of operations at the Tel Aviv airport or the nautical routes, could prevent or delay shipments of our components or products.

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. In January 2025, Israel and Hamas entered into a ceasefire agreement, which remained in effect until March 18, 2025, when hostilities resumed. As of October 9, 2025, Israel and Hamas entered into a renewed ceasefire agreement calling for a permanent end of the war. However, there are no assurances that such as agreement will hold. While the conflict has created heightened security concerns, disruptions to business operations, and economic instability, the ceasefire may contribute to improved regional stability. However, the security situation remains fluid, and any renewed military actions, restrictions, or government-imposed measures could adversely affect our operations, supply chains, and financial condition.

Since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization) and on other fronts from various extremist groups in region, such as the Houthis in Yemen and various rebel militia groups in Syria and Iraq. In October 2024, Israel began limited ground operations against Hezbollah in Lebanon, and in November 2024, a ceasefire was brokered between Israel and Hezbollah. In March 2026, hostilities resumed along Israel’s northern border with Lebanon, when Hezbollah resumed its attacks as part of a broader regional escalation. In response, Israel resumed military operations against Hezbollah in Lebanon.

In addition, in April 2024 and October 2024, Iran launched direct attacks on Israel involving hundreds of drones and missiles and has threatened to continue to attack Israel and is widely believed to be developing nuclear weapons. In addition, in response to ongoing Iranian aggression and support of proxy attacks against Israel, on June 13, 2025, Israel conducted a series of preemptive defensive air strikes in Iran targeting Iran’s nuclear program and military commanders. While a ceasefire was reached in June 2025 following 12 days of hostilities, on February 28, 2026, the United States and Israel launched coordinated military strikes against Iran, including attacks on strategic military infrastructure and leadership targets, with the stated aim of degrading Iran’s capacity to conduct or support hostile operations against them. In response, Iran has fired missiles and drones toward population centers and military installations in Israel, Europe and neighboring countries in the Gulf region, and also launched counter-strikes against U.S. forces and allied bases throughout the Gulf region. A broader regional conflict involving additional state and non-state actors remains a significant risk. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthi movement in Yemen and various rebel militia groups in Syria and Iraq. These situations may potentially escalate in the future to more violent events which may affect Israel and us. Continued military escalation, retaliatory actions, or broader regional involvement may adversely affect economic conditions, disrupt markets, and create uncertainty that could negatively impact our business, financial condition and results of operations.

In connection with the Israeli security cabinet’s declaration of war against Hamas and possible hostilities with other organizations, several hundred thousand Israeli military reservists were drafted to perform immediate military service. Although many of such military reservists have since been released, they may be called up for additional reserve duty, depending on developments in the war in Gaza and along Israel’s other borders. Military service call ups that result in absences of personnel from us for an extended period of time may materially and adversely affect our business, prospects, financial condition and results of operations.

Since the war broke out on October 7, 2023, our operations have not been adversely affected by this situation, and we have not experienced disruptions to our business operations. As such, our product and business development activities remain on track. However the intensity and duration of the security situation in Israel have been difficult to predict, as are the economic implications on our business and operations and on Israel’s economy in general. If the war continues for a long period of time or expands to other fronts, such as Lebanon, Syria and the West Bank, our operations may be harmed.

Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions, could harm our results of operations and the market price of our Ordinary Shares, and could make it more difficult for us to raise capital. Parties with whom we do business may sometimes decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary, in order to meet our business partners face to face. Several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. Similarly, Israeli companies are limited in conducting business with entities from several countries. For instance, in 2008, the Israeli legislature passed a law forbidding any investments in entities that transact business with Iran.

Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Although the Israeli government has in the past covered the reinstatement value of certain damages that were caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business.

Our operations may be disrupted as a result of the obligation of management or key personnel to perform military service.

As of the date hereof, we currently have 22 full-time employees, including four members of senior management, one of whom is engaged as a service provider, all of whom are located in Israel. Certain of our employees and consultants in Israel, including members of our senior management, may be obligated to perform military reserve duty generally until they reach the age of 40 (or older, for officers or other citizens who hold certain positions in the Israeli armed forces reserves) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be similar large-scale military reserve duty call-ups in the future. Our operations could be disrupted by the absence of a significant number of our officers, directors, employees and consultants. Military service call ups that result in absences of personnel from us for an extended period of time may materially and adversely affect our business, prospects, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” and elsewhere incorporated by reference in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “project,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans, and strategies; statements that contain projections of results of operations or of financial condition; expected capital needs and expenses; statements relating to the research, development, completion and use of our products; and all statements (other than statements of historical facts) that address activities, events, or developments that we intend, expect, project, believe, or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate.

Important factors that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below:

●	our limited operating history;

●	our current and future capital requirements and our belief that our existing cash will be sufficient to fund our operations for more than one year from the date that the financial statements are issued;

●	our ability to obtain necessary regulatory approvals from governmental agencies, or limitations put on the use of small unmanned aerial systems (“UASs”) in response to public privacy concerns;

●	our ability to manufacture, market and sell our products and to generate revenues;

●	our ability to maintain our relationships with key partners and grow relationships with new partners;

●	our ability to maintain or protect the validity of our U.S. and other patents and other intellectual property;

●	our ability to launch and penetrate markets in new locations and new market segments;

●	our ability to retain key executive members and hire additional personnel;

●	our ability to maintain and expand intellectual property rights;

●	interpretations of current laws and the passages of future laws;

●	our ability to achieve greater regulatory compliance needed in existing and new markets;

●	the overall demand for drone safety systems and counter unmanned aerial systems (“C-UAS”);

●	our ability to achieve key performance milestones in our planned operational testing;

●	our ability to establish adequate sales, marketing and distribution channels;

●	acceptance of our business model by investors;

●	changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements and the impact of such policies on us, our customers and suppliers, and the global economic environment

●	the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction;

●	adverse federal, state and local government regulation, in the United States, Europe or Israel and other foreign jurisdictions;

●	our ability to maintain the listing of our ordinary shares on The Nasdaq Capital Market;

●	security, political and economic instability in the Middle East that could harm our business, including due to the current security situation in Israel; and

●	those factors referred to in “Risk Factors” as well as in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, generally.

Forward-looking statements are based on our management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Important factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus or any accompanying prospectus supplement. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements.

Further, any forward-looking statement speaks only as of the date on which it is made. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

CAPITALIZATION

The following table sets forth our cash and our capitalization as of June 30, 2025:

●	on an actual basis; and

●	on a pro forma basis , giving effect to the issuance and sale of (i) 1,700,001 Ordinary Shares and pre-funded warrants to purchase 300,000 Ordinary Shares in the August 2025 RDO at a public offering price of $1.10 per Ordinary Share and $1.09999 per pre-funded warrant for aggregate gross proceeds of approximately $2.2 million (net proceeds of approximately $2.02 million, after deducting offering expenses payable by us), (ii) 850,000 Ordinary Shares and pre-funded warrants to purchase 650,000 Ordinary Shares in the First January 2026 RDO at a public offering price of $1.00 per Ordinary Share and $0.99999 per pre-funded warrant for aggregate gross proceeds of approximately $1.5 million (net proceeds of approximately $1.28 million, after deducting offering expenses payable by us), and (iii) 1,000,000 Ordinary Shares and pre-funded warrants to purchase 1,000,000 Ordinary Shares in the Second January 2026 RDO at a public offering price of $1.00 per Ordinary Share and $0.99999 per pre-funded warrant for aggregate gross proceeds of approximately $2.0 million (net proceeds of approximately $1.825 million, after deducting offering expenses payable by us), as if such issuances and sales had occurred on June 30, 2025; and

●	on a pro forma as adjusted basis, to give further effect to the issuance and sale of 5,333,333 Ordinary Shares and/or pre-funded warrants in this offering at a public offering price of $0.75 per Ordinary Share and $0.74999 per pre-funded warrant, after deducting offering expenses payable by us resulting in net proceeds of approximately $3.5 million, as if such issuance and sale had occurred on June 30, 2025.

You should read this information in conjunction with our consolidated financial statements and the related notes appearing at the end of this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information contained in this prospectus.

	As of June 30, 2025
U.S. dollars	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents	$4,865,582	$9,999,639	$13,486,139
Total assets	5,792,762	10,926,819	14,413,319
Total non-current liabilities	1,565,202	1,565,202	1,565,202
Total shareholders’ equity	3,529,926	8,663,983	12,150,483
Total capitalization	5,095,128	10,229,185	13,715,685

Unless otherwise indicated, the number of Ordinary Shares outstanding prior to and after this offering is based on 17,063,630 Ordinary Shares outstanding as of June 30, 2025. The number of Ordinary Shares referred to above to be outstanding after this offering and, unless otherwise indicated, the other information in this prospectus, excludes as of such date:

●	1,837,461 Ordinary Shares that were issued as a result of the exercise of Series A Warrants after such date;

●	warrants outstanding as of such date to purchase an aggregate of 353,367 Ordinary Shares at a weighted average exercise price of $3.16;

●	606,081 Ordinary Shares issuable upon the exercise of options under our incentive option plan, at a weighted average exercise price of $1.35, none of which were vested as of such date;

●	1,276,166 restricted shares units outstanding as of such date that had not yet vested under our incentive option plan; and

●	943,910 Ordinary Shares reserved for future issuance under our incentive option plan.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

The material terms and provisions of our Ordinary Shares are described under the heading “Description of Share Capital” in the accompanying prospectus.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the pre-funded warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of pre-funded warrants, which has been provided to the investor in this offering and which will be filed with the SEC as an exhibit to our Report of Foreign Private Issuer on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the pre-funded warrants.

The term “pre-funded” refers to the fact that the purchase price of our Ordinary Shares in this offering includes almost the entire exercise price that will be paid under the pre-funded warrants, except for a nominal remaining exercise price of $0.00001. The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% of our outstanding Ordinary Shares following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving pre-funded warrants in lieu of our Ordinary Shares which would result in such ownership of more than 4.99%, and receive the ability to exercise their option to purchase the shares underlying the pre-funded warrants at such nominal price at a later date.

Exercise of Pre-Funded Warrants. Each pre-funded warrants is exercisable for one Ordinary Share, with an exercise price equal to $0.00001 per Ordinary Share, at any time that the pre-funded warrant is outstanding. There is no expiration date for the pre-funded warrants. The holder of a pre-funded warrants will not be deemed a holder of our underlying Ordinary Shares until the pre-funded warrants is exercised.

Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of Ordinary Shares in excess of 4.99% of the Ordinary Shares then outstanding after giving effect to such exercise.

The exercise price and the number of Ordinary Shares issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Ordinary Shares. The pre-funded warrant holders must pay the exercise price in cash upon exercise of the pre-funded warrants, unless such pre-funded warrants holders are utilizing the cashless exercise provision of the pre-funded warrants.

Upon the holder’s exercise of a pre-funded warrant, we will issue the Ordinary Shares issuable upon exercise of the pre-funded warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised to the extent permitted via the “cashless” exercise provision). Prior to the exercise of any pre-funded warrants to purchase Ordinary Shares, holders of the pre-funded warrants will not have any of the rights of holders of Ordinary Shares purchasable upon exercise, including the right to vote, except as set forth therein.

The pre-funded warrant holder will not have the right to exercise any portion of the pre-funded warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any pre-funded warrant holder may increase or decrease such percentage to any other percentage not in excess of 4.99%.

Fundamental Transaction. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercised contained in the pre-funded warrants.

Exchange Listing. We do not intend to apply to list the pre-funded warrants on any securities exchange or other trading system.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of Ordinary Shares and pre-funded warrants in this offering will be approximately $3.5 million, after deducting placement agent fees and offering expenses payable by us.

We currently expect to use the net proceeds from this offering for general corporate purposes and for working capital purposes.

The amounts and schedule of our actual expenditures will depend on multiple factors including the progress of our clinical development and regulatory efforts, the status and results of the clinical trials, the pace of our partnering efforts in regard to manufacturing and commercialization and the overall regulatory environment. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

Pending our application of the net proceeds from this offering, we plan to invest such proceeds in short-term, investment-grade, interest-bearing securities and depositary institutions.

DIVIDEND POLICY

We have never declared or paid any cash dividends to our shareholders, and we do not anticipate or intend to pay cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors in compliance with applicable legal requirements and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that our board of directors may deem relevant.

The Israeli Companies Law, 5759-1999 and the regulations promulgated thereunder, imposes further restrictions on our ability to declare and pay dividends.

Payment of dividends may be subject to Israeli withholding taxes. See “Item 10. – Additional Information – E. – Taxation — Material Israeli Tax Considerations” in our most recent Annual Report on Form 20-F incorporated by reference herein for additional information.

PLAN OF DISTRIBUTION

Aegis Capital Corp., or Aegis, has agreed to act as our sole placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement, dated March 23, 2026 between Aegis and us. Aegis is not purchasing or selling any securities offered by this prospectus, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of the securities offered. The placement agent has agreed to use reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we may not sell the entire amount of the securities offered pursuant to this prospectus. The placement agent may engage one or more sub-agents or selected dealers in connection with this offering.

In connection with the offering, we entered into a securities purchase agreement with each purchaser. This agreement includes representations and warranties by us and each purchaser. The public offering price of the securities in this offering has been determined based upon arm’s-length negotiations between the purchasers and us. Our obligation to issue and sell the securities to the investors is subject to the closing conditions set forth in the securities purchase agreement, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel, which may be waived by the respective parties. All of the securities will be sold at the offering price specified in this prospectus and, we expect, at a single closing.

The securities being offered pursuant to this prospectus are being bought by certain accredited investors pursuant to the securities purchase agreement, with Aegis acting as placement agent in connection with this offering.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to seven percent (7.0%) of the gross proceeds in this offering. We have also agreed to reimburse the Placement Agent for reasonable legal fees and disbursements incurred by the placement agent not to exceed an aggregate of $50,000. We estimate that the total expenses payable by us in connection with this offering, other than the placement agent fees referred to above, will be approximately $183,500.

Discretionary Accounts

Aegis has informed us that it does not expect to make sales to accounts over which it exercises discretionary authority in excess of five percent (5%) of the securities being offered in this offering.

Indemnification

We have agreed to indemnify Aegis, its affiliates, and each person controlling Aegis against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers, directors and holders of at least 10% of our Company’s Ordinary Shares and securities exercisable for or convertible into its Ordinary Shares outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any Ordinary Shares or securities convertible into or exchangeable or exercisable for any Ordinary Shares (“Lock-Up Securities”), whether currently owned or subsequently acquired, without the prior written consent of the placement agent, for a period of sixty (60) days after the closing date of the offering.

The placement agent, in its sole discretion, may release the Ordinary Shares and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release Ordinary Shares and other securities from lock-up agreements, the placement agent will consider, among other factors, the holder’s reasons for requesting the release, the number of Ordinary Shares and other securities for which the release is being requested and market conditions at the time.

Company Standstill

We have agreed, for a period of sixty (60) days after the closing date of the offering (the “Standstill Period”), that without the prior written consent of Aegis, we will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill Restrictions”). So long as none of such equity securities shall be saleable in the public market until the expiration of the Standstill Period, the following matters shall not be prohibited by the Standstill Restrictions: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; and (ii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of our Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a person or entity (or to the equityholders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of our Company and shall provide to our Company additional benefits in addition to the investment of funds, but shall not include a transaction in which our Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. In no event should any equity transaction during the Standstill Period result in the sale of equity at an offering price to the public less than that of this offering.

Other Relationships

The placement agent is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The placement agent may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

In the ordinary course of its business activities, the placement agent and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligation or otherwise) publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

On July 26, 2023, we entered into an underwriting agreement with Aegis to conduct an underwritten public offering of $7.8 million of our Ordinary Shares. In connection with that offering, we paid Aegis an underwriting discount of 8.0%, a non-accountable expense allowance of 1.0% and accountable expenses of $100,000. The transaction closed on July 31, 2023.

On October 26, 2023, we entered into a definitive placement agent agreement with Aegis in connection with the issuance and sale in a private placement of $5.1 million of our Ordinary Shares, pre-funded warrants and warrants. In connection to that offering, we paid Aegis an aggregate cash fee equal to 8.0% of the gross proceeds and accountable expenses of $75,000.

On February 12, 2025, we entered into a definitive placement agent agreement with Aegis in connection with the issuance and sale in a registered direct offering of $3.1 million of our Ordinary Shares and pre-funded warrants. In connection to that offering, we paid Aegis an aggregate cash fee equal to 7.5% of the gross proceeds and accountable expenses of $55,000.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our Ordinary Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Ordinary Shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

Potential Conflicts of Interest

The placement agent and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own accounts and for the accounts of its customers and such investment and securities activities may involve securities and/or instruments of our Company. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is VStock Transfer, LLC.

Trading Market

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “PRZO.” We do not intend to apply for listing of the pre-funded warrants on any securities exchange or other nationally recognized trading system.

LEGAL MATTERS

The validity of the issuance of our Ordinary Shares offered hereby and certain other matters of Israeli law will be passed upon for us by Gornitzky & Co. Certain matters of U.S. federal securities law relating to this offering will be passed upon for us by Greenberg Traurig, P.A., Tel Aviv, Israel. Kaufman & Canoles, P.C., Richmond, Virginia acted as counsel to the placement agent.

EXPERTS

The consolidated financial statements of ParaZero Technologies Ltd. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated in this prospectus supplement by reference in reliance upon the report of independent registered public accounting firm, Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, incorporated by reference herein, and upon the authority of said firm as an expert in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

(1)	our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on March 21, 2025;

(2)	our Reports on Form 6-K filed with the SEC on January 7, 2025, January 10, 2025, January 15, 2025, January 17, 2025, February 3, 2025, February 5, 2025, February 11, 2025, February 13, 2025, February 18, 2025, February 20, 2025, March 7, 2025, March 21, 2025, March 27, 2025, March 27, 2025, April 10, 2025, April 11, 2025, April 14, 2025, April 15, 2025, April 17, 2025, May 6, 2025, May 13, 2025, May 21, 2025, May 27, 2025, May 29, 2025, June 12, 2025, June 16, 2025, June 25, 2025, July 3, 2025, July 7, 2025, July 14, 2025, July 28, 2025, August 4, 2025, August 4, 2025, August 5, 2025, August 18, 2025, August 25, 2025, August 28, 2025, September 4, 2025, September 9, 2025, September 15, 2025, October 22, 2025, October 24, 2025, October 31, 2025, November 18, 2025, November 24, 2025, December 5, 2025, December 15, 2025, January 2, 2026, January 5, 2026, January 8, 2026, January 12, 2026, January 15, 2026, January 22, 2026, January 27, 2026, January 30, 2026, February 9, 2026, February 17, 2026, February 18, 2026, February 20, 2026, March 2, 2026, March 4, 2026, March 13, 2026 and March 20, 2026 (to the extent expressly incorporated by reference into the Registrant’s effective registration statements filed by us under the Securities Act); and

,

(3)	The description of our Ordinary Shares, par value NIS 0.02 per share, contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 21, 2024, including any amendment or report filed with the SEC for the purpose of updating such description.

The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus supplement.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us ParaZero Technologies Ltd., 1 HaTachana St., Kfar Saba, Israel 4453001, Attention: Regev Livne, Chief Financial Officer, telephone number: +972-50-275-3666.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus supplement, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus supplement to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at www.parazero.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely

PROSPECTUS

$50,000,000

PARAZERO TECHNOLOGIES LTD.

Ordinary Shares

Warrants

Units

We may offer and sell from time to time in one or more offerings up to a total amount of $50,000,000 of our ordinary shares, par value NIS 0.02 per share, or the Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

The Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “PRZO.”

Investing in the securities involves a high degree of risk, including that the trading price of Ordinary Shares has been subject to volatility and investors in this offering may not be able to sell their Ordinary Shares above the actual offering price or at all. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the United States Securities and Exchange Commission, or SEC, as described in “Risk Factors” on page 3.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $50,000,000 of the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants in one or more offerings. We sometimes refer to the Ordinary Shares, warrants and units as the “securities” throughout this prospectus.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement and any related free writing prospectus together with additional information described below under “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “we,” “us,” “our,” the “Company” and “ParaZero” refer to ParaZero Technologies Ltd., an Israeli corporation.

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OUR COMPANY

We are an aerospace company that is focused on drone safety systems and engaged in the business of designing, developing, and providing what we believe are best-in-class autonomous parachute safety systems for commercial drones, also known as unmanned aerial systems, or UAS. Our company was founded by a group of aviation professionals, together with veteran drone operators, to address the drone industry’s safety challenges. Our goal is to enable the drone industry to realize its greatest potential through increasing safety and mitigating operational risk.

Drones are either navigated manually with a remote control or operated autonomously by software. Drones have long seen widespread use in the military for surveillance and long-range attack purposes and have also been used for weather monitoring and search and rescue operations. As developments in the mobile industry have enabled manufacturers to decrease the size, weight, and cost of batteries and cameras, the drone industry has expanded beyond its largely military-based origins and scale for commercial and civil government use cases. Increased automation of drones and a global concern for sustainability have also driven demand. Drones have become an integral workflow tool among a myriad of global industries and have a wide array of commercial applications, such as photography, agriculture, package delivery, first response/public safety, surveying, construction site monitoring, and infrastructure inspection. Drones are easy enough even for private individuals to maintain and operate and do not require expensive infrastructure, allowing for recreational use. As demand and use cases for commercial drones have increased, so too have concerns over drone safety, and we believe our safety solutions place us in a strong position to take advantage of the developing market and regulatory frameworks, which are increasingly recognizing parachute recovery systems as effective forms of risk mitigation for expanded operational approvals across an increasing number of global regions.

Our unique, patented technology enables parachute deployment on drones in a fraction of a second using an autonomous computer paired with a ballistic parachute launcher. We believe that we have created a new benchmark in drone safety with low altitude parachute deployment capabilities and high levels of reliability. Globally, our solutions have proven critical to enabling commercial drone operations in over populated areas and beyond-visual-line-of-sight, which require prior approval from aviation regulators, including the U.S., Canada, Israel, Brazil, Singapore, Australia, Ireland and the U.K., among other countries. These authorizations facilitate new business opportunities and applications for expanded drone operations worldwide, thus enhancing the value proposition of our solutions for our global customers.

The Company does not rely on licensing partners and licensees but instead relies on sale, collaboration and other arrangements with third-party service providers, vendors and development partners that purchase the Company’s products and then seek regulatory approval for the combined use of their drones with the Company’s products. The Company has no licensing agreements or arrangements with, and does not receive any royalty payments from, any parties, except for one license agreement for the out-license of software previously developed by the Company for the production of its hardware, which has generated an immaterial amount of revenue.

Our unique, patented technology for drones, the SafeAir system, is designed to protect hardware, people, and payload in the event of an in-flight failure. The SafeAir system is a smart parachute system that monitors UAS flight in real time, identifies critical failures and autonomously triggers a parachute in the event of an emergency. The system contains a flight termination system, a black box to enable post-deployment analysis, and a warning buzzer to alert people of a falling drone. In addition to being fully autonomous, the SafeAir system includes a separate remote control for manual parachute deployment capability.

We have a global distribution footprint and have forged partnerships all around the world, including India, South Korea, the United States, Latin America and Europe. We sell our drone safety systems as off-the-shelf solutions, as well as perform integrations with OEMs, offering customized, bespoke safety solutions for a large variety of aerial platforms, including multi-rotor, fixed wing, vertical take-off and landing, heavy lift, and urban air mobility. Our technology has been sold to and used by some of the world’s top companies and organizations, including drone companies such as LIFT Aircraft, Airobotics, SpeedBird Aero and Doosan Corporation and other leading and known brands and entities such as CNN, the New York Times, Hensel Phelps, Verizon Media (Skyward), Fox Television Station, the Chicago Police Department and Fortis Construction.

In February 2024, we announced our intention to enter the counter unmanned aircraft system (anti-drone), or C-UAS, market. Small, lethal drones are being utilized around the world with tremendous effectiveness and are reshaping the balance between humans and technology, especially in wars, raising the demand for C-UAS countermeasures. Counter-drone technology encompasses a wide range of solutions that allow users to detect, classify, and mitigate drones and unmanned aerial vehicles.

Many of the current C-UAS solutions offer communication jamming, or COMJAM, of radio frequencies. Drone jamming equipment is designed to block signals on operating bands and/or navigation causing drones to attempt to return to their take-off point, stop in midair or land. COMJAM is considered the first layer of drone defense. In cases where a drone is not affected by the COMJAM, a second layer of defense will take place. For the second layer of defense, there are currently different approaches, technologies, and solutions. This second layer of defense usually consists of a physical counter measure, such as shooting at the targeted drone, firing missiles and other guided munitions and other solutions aimed at physically damaging or capturing a drone in the sky. We believe that we can use our current patents and technology as a basis for the development of a second layer of defense solution that will physically stop drones in the sky in cases where the COMJAM is not effective or successful.

The current war between Russia and Ukraine and Israel’s war against terrorism demonstrate the threat of small drones on armies, strategic facilities, and critical infrastructure. According to Fortune Business Insight, the global anti-drone market size was valued at USD 1.58 billion in 2022 and is expected to grow to USD 6.95 billion by 2029, an opportunity which we seek to seize.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under the summary above, under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. - “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, anticipated collaborations, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives, are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors,” “Use of Proceeds,” “Operating and Financial Review and Prospects,” and elsewhere in this prospectus, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein, and any prospectus supplement.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $50,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2023. The information in this table is derived from our audited financial information as of December 31, 2023, and should be read in conjunction with and is qualified by reference to such financial information and other financial information incorporated by reference into this prospectus.

U.S. dollars in thousands	As of December 31, 2023

Cash and cash equivalents	$7,428,405

Shareholders’ equity:
Ordinary shares	56,227
Additional paid in capital	24,471,888

Accumulated deficit	(18,423,057)
Total shareholders’ equity	6,105,058
Total capitalization	7,669,831

USE OF PROCEEDS

Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the net proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations, capital expenditures and business development, technology development, and for pursuing strategic opportunities, including but not limited to, strategic acquisitions. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus may be set forth in the prospectus supplement offering those securities or incorporated by reference from our Annual Report on Form 20-F or other public filings we make with the SEC.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is a summary of the material terms of our articles of association and Israeli corporate law regarding our ordinary shares and the holders thereof. This description contains all material information concerning our ordinary shares but does not purport to be complete.

Ordinary Shares

As of August 9, 2024, our authorized share capital consists of NIS 4,000,000 divided into 200,000,000 Ordinary Shares, par value NIS 0.02 per share, of which 11,162,546 Ordinary Shares are issued and outstanding as of such date. All of our outstanding Ordinary Shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right. All Ordinary Shares have identical voting and other rights in all respects.

In addition to Ordinary Shares, as of August 9, 2024, we have outstanding warrants to purchase an aggregate of 4,989,731 Ordinary Shares. The exercise prices of the warrants range from $1.10 to $5.00 per Ordinary Share. In addition, we have outstanding options to purchase an aggregate of 463,848 Ordinary Shares under our incentive option plan. The exercise price of the options is $1.275 per Ordinary Share.

Registration Number of the Company

Our registration number with the Israeli Registrar of Companies is 514932821.

Purposes and Objects of the Company

Our purpose and objectives are set forth in Section 3 of our amended and restated articles of association.

The Powers of the Directors

Our board of directors shall direct our policy and shall supervise the performance of our chief executive officer and his actions. Our board of directors may exercise all powers that are not required under the Israeli Companies Law 5759-1999, or the Companies Law, or under our amended and restated articles of association to be exercised or taken by our shareholders.

Rights Attached to Shares

Our Ordinary Shares shall confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether annual or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person, electronically or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

Pursuant to our amended and restated articles of association, each of our directors, other than the external directors, was assigned to one of three classes with staggered three-year terms. At each annual general meeting of our shareholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors will be for a term of office that expires on the third annual general meeting following such election or re-election, such that from the annual general meeting of 2024 and after, each year the term of office of only one class of directors will expire. The term of such directors may terminate earlier, if they resign or cease to act as board members pursuant to the provisions of our amended and restated articles of association or any applicable law. Pursuant to our amended and restated articles of association, other than the external directors, for whom special election requirements apply under the Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. In addition, our amended and restated articles of association allow our board of directors to appoint directors to fill vacancies and/or as an addition to the board of directors (subject to the maximum number of directors) to serve until the next annual general meeting, or later, until the end of the term of a director who they replaced. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Companies Law. See “Item 6.C— Directors, Senior Management, and Employees—Board Practices—External Directors” in our Annual Report on Form 20-F for the year ended December 31, 2023 incorporated by reference herein for additional information.

Annual and Special Meetings

Under the Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by our board of directors, but no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our board of directors may call special meetings whenever it sees fit and upon the request of any shareholder or shareholders holding at least five percent (5%) or a higher percent of our voting rights. Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which as a company listed on an exchange outside Israel, may be between four and 40 days prior to the date of the meeting.

Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our amended and restated articles of association;

●

the exercise of our board of director’s powers by a general meeting if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;

●	appointment, fees or termination of our auditors, if the shareholders have not delegated their authority to set the fees for our auditors to our board of directors;

●	appointment of directors, including external directors;

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law (mainly certain related party transactions) and any other applicable law;

●	increases or reductions of our authorized share capital; and

●	a merger (as such term is defined in the Companies Law).

Notices

The Companies Law requires that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting, and if the agenda of the meeting includes, among others, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties or an approval of a merger, notice must be provided at least 35 days prior to the meeting. Notwithstanding the foregoing, under our amended and restated articles of association notice of general meetings does not have to be delivered to shareholders, and notice by the Company of a general meeting which is published on the Company’s website shall be deemed to have been duly given on the date of such publication to any registered shareholder located in the State of Israel, and notice by the Company of a general meeting which is publicized on the SEC’s EDGAR Database or similar publication via the internet shall be deemed to have been duly given on the date of such publication to any registered shareholder located outside of Israel.

Quorum

As permitted under the Companies Law, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, written ballot or voting by means of electronic voting system, who hold or represent between them at least 25% of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned the same day of the following week, at the same hour and in the same place, or to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, if no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum. If a special general meeting was called at the request of a shareholder, and within half an hour of an adjourned meeting a legal quorum is not present, the meeting shall be cancelled.

Adoption of Resolutions

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required under the Companies Law or our amended and restated articles of association. A shareholder may vote in a general meeting in person, by proxy or by a written ballot.

Changing Rights Attached to Shares

If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class, unless otherwise provided by the Companies Law or our amended and restated articles of association, may be modified or cancelled by the Company by a resolution of the General Meeting of the holders of all shares as one class, without any required separate resolution of any class of shares.

An increase in the authorized share capital, the creation of a new class of shares, an increase in the authorized share capital of a class of shares, or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed to modify or derogate or cancel the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Provisions Restricting Change in Control of Our Company

There are no specific provisions of our amended and restated articles of association that would have an effect of delaying, deferring or preventing a change in control of our company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or our subsidiary). However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company, and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The Companies law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company if there is no holder of 25% or more of the voting rights in the company, or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was made from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was made from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror, and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the controlling shareholder of the offeror, holder of 25% or more of the voting rights in the company or anyone on their behalf or on behalf of the offeror, including their relatives or corporations under their control or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares or of certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholders that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance thereof. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer. Shares purchased in contradiction to the full tender offer rules under the Companies Law will have no rights and will become dormant shares.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his ordinary shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfilment of numerous conditions, including a holding period of two years from the date of the transaction during which certain sales and dispositions of shares of the participating companies are restricted.

Exclusive Forum

Our amended and restated articles of association provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both U.S. state and federal courts have jurisdiction to entertain such claims. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees and may increase the costs associated with such lawsuits, which may discourage such lawsuits against us and our directors, officers and employees. Further, the enforceability of similar forum provisions (including exclusive federal forum provisions for actions, suits, or proceedings asserting a cause of action arising under the Securities Act) in other companies’ organizational documents and similar agreements has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provision in our amended and restated articles of association. If a court were to find these provisions of our amended and restated articles of association are inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in our share capital shall be deemed to have notice of and to have consented to the choice of forum provisions of our amended and restated articles of association are described above. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. Our amended and restated articles of association also provide that unless we consent in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel, shall be the exclusive forum for any derivative action or proceeding brought on behalf of our company, any action asserting a breach of a fiduciary duty owed by any of our directors, officers or other employees to our company or our shareholders or any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law, 5728-1968.

Changes in Our Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting:

●	increase our registered share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

●	cancel any registered share capital which have not been taken or agreed to be taken by any person;

●	consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares;

●	subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed; and

●	reduce our share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our Ordinary Shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including some or all of the following:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material Israeli tax consequences and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find Additional Information” beginning on page 19 and “Incorporation of Certain Information by Reference” beginning on page 18. We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the material terms of a unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information” beginning on page 19 and “Incorporation of Certain Information by Reference” beginning on page 18. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities Act into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or warrants may be issued upon conversion of or in exchange for other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Greenberg Traurig, P.A., Tel Aviv, Israel. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus will be passed upon for us by Gornitzky & Co., Tel Aviv, Israel.

EXPERTS

The financial statements of ParaZero Technologies Ltd. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023 incorporated in this prospectus by reference from the Annual Report on Form 20-F for the year ended December 31, 2023, have been audited by Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report thereon, incorporated herein. Such financial statements are incorporated in this prospectus by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

EXPENSES

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we may incur additional expenses in the future in connection with an offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.

SEC registration fee		$7,380
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Annual Report on Form 20-F for the year ended December 31, 2023, filed on March 21, 2024;

●	our Reports of Foreign Private Issuer on Form 6-K filed on March 22, 2024, April 24, 2024, April 25, 2024, May 29, 2024, July 3, 2024, July 11, 2024, and July 24, 2024 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act); and

●	the description of our Ordinary Shares, which is contained in our registration statement on Form 8-A filed with the SEC pursuant to the Exchange Act on July 26, 2023 (File No. 001-41760), as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2023, and including any further amendment or report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of an offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of an offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: ParaZero Technologies Ltd., 1 HaTachana St., Kfar Saba, Israel 4453001, attention: Yuval Tovias, Chief Financial Officer, telephone number: +972-50-275-3666.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at www.parazero.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, all or a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Gornitzky & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the judgment was not obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment was given and the rules of private international law currently prevailing in Israel;

●	the prevailing law of the foreign state in which the judgment was rendered does not allow for the enforcement of judgments of Israeli courts;

●	adequate service of process has not been effected and the defendant has not had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgment is contrary to public policy of Israel, or the enforcement of the civil liabilities set forth in the judgment is likely to impair the security or sovereignty of Israel;

●	the judgment was obtained by fraud or conflicts with any other valid judgments in the same matter between the same parties; and

●	an action between the same parties in the same matter is pending in any Israeli court at the time the lawsuit is instituted in the foreign court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli Consumer Price Index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

1,208,333 Ordinary Shares

Pre-Funded Warrants to Purchase up to 4,125,000 Ordinary Shares

ParaZero Technologies Ltd.

PROSPECTUS

Aegis Capital Corp.

March 23, 2026